EXHIBIT 10.2

FIRST AMENDMENT TO THE

EXXON MOBIL CORPORATION

2003 INCENTIVE PROGRAM

This amendment (this “Amendment”), effective as of July 1, 2026 (the “Amendment Effective Date”), by ExxonMobil Holdings Corporation, a Texas corporation (the “Company”), amends the Exxon Mobil Corporation 2003 Incentive Program (the “Plan”).

WHEREAS, at the 2026 Annual Meeting of Shareholders of Exxon Mobil Corporation (“Exxon”), shareholders of Exxon approved changing Exxon’s legal domicile from the State of New Jersey to the State of Texas (the “Redomiciliation”);

WHEREAS, the Redomiciliation was effectuated on July 1, 2026 by merging Ensign LLC, a Texas limited liability company, with and into Exxon, with Exxon as the surviving entity and a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, in connection with the Redomiciliation, each outstanding share of Exxon’s common stock, without par value, was automatically exchanged for one outstanding share of the Company’s common stock, par value $0.001 per share (“common stock”), resulting in the shareholders of Exxon becoming shareholders of the Company;

WHEREAS, the Company currently maintains and sponsors the Plan;

WHEREAS, the Board of the Directors of the Company (“Board”) previously resolved that, at the effective time of the Merger (the “Effective Time”), the Plan and all awards then outstanding thereunder were assumed by the Company; and

WHEREAS, Section XVII of the Plan provides that the Board may amend the Plan from time to time.

NOW, THEREFORE, the Plan shall be amended as follows to reflect the Company’s assumption of the Plan and all outstanding awards thereunder upon the Effective Time:

1.

Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan, except as otherwise provided herein. As used in this Amendment, the word “herein” refers to this Amendment as a whole and not to any particular article, section or other subdivision of this instrument.

2.	Section II(7) of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“‘Corporation’ means ExxonMobil Holdings Corporation, a Texas corporation, or any successor thereto.”

3.	Section II(28) of the Plan shall be, and hereby is, amended and restated in its entirety as follows:

“‘Share’ or ‘share’ means a share of common stock of the Corporation, par value $0.001 per share, or any security issued in exchange therefor.”

4.

To the extent that shares are required to, or may, be issued pursuant to an award, shares of common stock will be issued upon the exercise of, or the payment of, any such awards previously or hereafter granted under the Plan, including awards that were granted and outstanding prior to the Effective Time.

5.

Until surrendered and exchanged, each certificate delivered to a grantee pursuant to the Plan and evidencing outstanding shares immediately prior to the Amendment Effective Date shall, for all purposes of the Plan and the shares, continue to evidence the identical amount and number of outstanding shares at and after the Amendment Effective Date. After the Amendment Effective Date, the Company may make such modifications in the certificates evidencing (and the form of) the shares as it deems necessary to reflect the substance of this Amendment, but no such modifications shall be necessary to reflect the substance of this Amendment.

6.	Except as modified by this Amendment, all of the terms and conditions of the Plan shall remain valid and in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment to the Exxon Mobil Corporation 2003 Incentive Program as of the 1st day of July 2026.

EXXONMOBIL HOLDINGS CORPORATION

By:	/s/ Jeffrey A. Taylor
Name:	Jeffrey A. Taylor
Title:	Vice President, General Counsel & Secretary

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